EXHIBIT 3.1

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

VISUALANT, INCORPORATED

Pursuant to NRS 78.403 under Nevada General Corporation Law (Title 7, Chapter 78 of the Nevada Revised Statutes), Visualant, Incorporated, a Nevada corporation, hereby adopts the following Amended and Restated Articles of Incorporation (the “Articles”).

ARTICLE I

NAME

The name of the corporation is Visualant, Incorporated (the “Corporation”).

ARTICLE II

PURPOSES

The Corporation is organized for the purpose of engaging in any business, trade or activity which may be lawfully conducted or permitted by a corporation organized under Nevada General Corporation Law, Chapter 78 of the Nevada Revised Statutes.  The Corporation also shall have the authority to engage in any and all such activities as are incidental or conducive to the attainment of the purpose or purposes of this Corporation.

ARTICLE III

DURATION

The duration of the Corporation’s existence shall be perpetual.

ARTICLE IV

SHARES

Section 4.1         Authorized Shares.  The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.”  The total number of shares of capital stock that the Corporation is authorized to issue is Two Hundred Million (200,000,000) shares of Common Stock, par value $0.001 per share, and Fifty Million (50,000,000) shares of Preferred Stock, par value $0.001 per share.  The Common Stock is subject to the rights and preferences of the Preferred Stock as set forth below.

Section 4.2         Dividends.  Dividends in cash, property or shares of the Corporation may be paid, as and when declared by the Board of Directors, out of funds of the Corporation to the extent and in the manner permitted by law.  Shares of one class or series may be issued as a share dividend in respect to shares of another class or series.

Section 4.3         Issuance and Designation of Preferred Stock.  To the extent permitted by law and the provisions of these Articles of Incorporation, the Preferred Stock may be issued from time to time in one or more series, as determined by the Board of Directors and stated in the resolution or resolutions establishing such series, prior to the issuance of any shares of that series.  The Board of Directors shall have the authority to fix and determine and, subject to these provisions, to amend, the following preferences, limitations and relative rights of the shares of any series that is wholly unissued or to be established:

(a)	the designation of the series;

(b)	the number of shares in the series;

(c)	the rate of dividends, if any;

(d)	whether shares in the series may be redeemed and, if so, the redemption price and the terms, time and conditions of such redemption;

(e)	the amount payable upon shares of such series, if any, in the event of voluntary or involuntary liquidation;

(f)	sinking fund provisions, if any, for the redemption or purchase of shares in the series;

(g)	the terms and conditions, if any, on which shares in the series may be converted into shares of common stock or other securities of the corporation;

(h)	voting rights, if any; and

(i)	such other covenants, limitations and conditions as are expressly stated in the resolution or resolutions adopted by the Board of Directors establishing such series.

Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding.

In establishing any series of Preferred Stock, the Board of Directors shall designate such series so as to distinguish it from all other series of Preferred Stock and fix and determine the preferences, limitations and relative rights of such series.  Prior to the issuance of any shares of any series of Preferred Stock, the Corporation shall execute and file amendments to these Articles of Incorporation, amending this Article IV, which determine the preferences, limitations and relative rights of such series.  Such amendments shall be effective without stockholder action.

Unless otherwise expressly provided in the designation of the rights and preferences of a series of Preferred Stock, a distribution in redemption or cancellation of shares of Common Stock or rights to acquire Common Stock held by a current or former employee, director, officer, independent contractor or consultant of the Corporation or any of its affiliates may, notwithstanding any provision of Nevada General Corporation Law to the contrary, be made without regard to the preferential rights of holders of shares of that series of Preferred Stock.

Voting Approval.  Except to the extent that the provisions of these Articles or the provisions of Nevada General Corporation Law provide for a greater voting requirement for any voting group of stockholders, any action, including without limitation, the amendment of these Articles, amendment of the Corporation’s Bylaws, the approval of a plan of merger or share exchange, the sale, lease, exchange or other disposition of all or substantially all of the Corporation’s property otherwise than in the usual and regular course of business, and the dissolution of the Corporation, shall be authorized if approved by a simple majority of stockholders, and if a separate voting group is required or entitled to vote thereon, by a simple majority of all the votes entitled to be cast by that voting group.

ARTICLE V

NO PREEMPTIVE RIGHTS

No preemptive rights to acquire additional securities issued by the Corporation shall exist with respect to shares of stock or securities convertible into shares of stock of the Corporation, except to the extent otherwise provided by contract.

ARTICLE VI

NO CUMULATIVE VOTING

At each election for directors, every stockholder entitled to vote at such election has the right to vote in person or by proxy the number of shares held by such stockholder for as many persons as there are directors to be elected.  No cumulative voting for directors, however, shall be permitted.

ARTICLE VII

DIRECTORS

The business of the Corporation shall be managed by a Board of Directors.  The number of directors constituting the Board may be increased or decreased from time to time in the manner specified in the Bylaws of the Corporation; provided, however, that the number shall not be less than three (3) nor more than nine (9), and shall not be increased by more than three directors in any calendar year.  Any decrease in the number of Directors shall not shorten the term of any incumbent Director.

Amended and Restated Articles of Incorporation of Visualant, Incorporated	Page 2

ARTICLE VIII

BYLAWS

The Board of Directors shall have the power to adopt, amend or repeal the Bylaws or adopt new Bylaws.  Nothing herein shall deny the concurrent power of the stockholders to adopt, alter, amend or repeal the Bylaws.

ARTICLE IX

STOCKHOLDER ACTION ON LESS THAN UNANIMOUS CONSENT

In any matter requiring stockholder action, the stockholders may act by consent of the stockholders holding of record, or otherwise entitled to vote in the aggregate, the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted.  Unless otherwise required by Nevada General Corporation Law or applicable law, where action is authorized by written consent, no notice of such action need be given to those stockholders who did not join in the consent to such action and who would be entitled to vote on such action.  In those instances where notice of such action is required by law, then notice shall be given to such non-consenting stockholders at least ten (10) days before the effective date of such authorization or approval.  The notice shall be in the form of a record, and shall state the action or actions to be taken by the stockholders.  For purposes of these Articles, “record” means information inscribed on a tangible medium or contained in an electronic transmission.  The notice shall be transmitted in the same manner as all other stockholder notices, as stated in the Corporation’s Articles or Bylaws.  Notice to stockholders in an electronic transmission is effective only with respect to stockholders that have consented, in the form of a record, to receive electronically transmitted notices and designated in the consent the address, location, or system to which these notices may be electronically transmitted and with respect to a notice that otherwise complies with any other requirement of Nevada General Corporation Law and any applicable federal law.

ARTICLE X

LIMITATION OF DIRECTORS’ LIABILITY

A director shall have no liability to the Corporation or its stockholders for monetary damages for conduct as a director, except for acts or omissions that involve intentional misconduct by the director, or a knowing violation of law by the director, or for conduct violating NRS 78.138(7), or for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.  If Nevada General Corporation Law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the full extent permitted by Nevada General Corporation Law as so amended.  Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification for or with respect to an act or omission of such director occurring prior to such repeal or modification.

ARTICLE XI

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 11.1        Right to Indemnification.  Each person who was, or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer, he or she is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, trustee, officer, employee or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Corporation, to the full extent permitted by applicable law as then in effect, against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 11.2 of this Article with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.  The right to indemnification conferred in this Section 11.1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon physical delivery to the Corporation of a written undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 11.1 or otherwise.

Amended and Restated Articles of Incorporation of Visualant, Incorporated	Page 3

Section 11.2        Right of Claimant to Bring Suit.  If a claim under Section 11.1 of this Article is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be thirty (30) days, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the claimant also shall be entitled to be paid the expense of prosecuting such claim.  The claimant shall be presumed to be entitled to indemnification under this Article XI upon submission of a written claim (and, in an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition, where the required undertaking has been tendered to the Corporation), and thereafter the Corporation shall have the burden of proof to overcome the presumption that the claimant is so entitled.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.

Section 11.3        Nonexclusivity of Rights.  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article XI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 11.4        Insurance, Contracts and Funding.  The Corporation may maintain insurance, at its expense, to protect itself and any director, trustee, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Nevada General Corporation Law.  The Corporation may, without further stockholder action, enter into contracts with any director or officer of the Corporation in furtherance of the provisions of this Article XI and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article XI.

Section 11.5        Indemnification of Employees and Agents.  The Corporation may, by action of its Board of Directors from time to time, provide indemnification and pay expenses in advance of the final disposition of a proceeding to employees and agents of the Corporation with the same scope and effect as the provisions of this Article XI with respect to the indemnification and advancement of expenses of directors and officers of the Corporation or pursuant to rights granted pursuant to, or provided by, Nevada General Corporation Law or otherwise.

The undersigned officer of the Corporation hereby certifies that these Amended and Restated Articles of Incorporation have been duly adopted by the Board of Directors and approved by the stockholders of the Corporation.

DATED this 28th day of December, 2012.

VISUALANT, INCORPORATED

/s/ Mark Scott

By: Mark Scott

Its: Secretary

Amended and Restated Articles of Incorporation of Visualant, Incorporated	Page 4